UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2004


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


                              Atlantic Wine Agencies Inc.
                                   64 Knightsbridge
          Florida                  London, UK SW1X               65-1102237
----------------------------  --------------------------     -------------------
(State or other jurisdiction     (Address of Principal        (I.R.S. Employer
    of incorporation or            Executive Offices)        Identification No.)
       organization)



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Registrant's telephone number, including area code: 011-44-777-553-3666

Item 5. Other Events and Regulation FD Disclosure

On January 13, 2004, the Company amended its Articles of Incorporation to change its name from New England Acquisitions, Inc. to Atlantic Wine Agencies Inc.

Item 6

On February 9, 2004, the Company's directors resigned and Mr. Harry Chauhan was appointed as the Company's sole Director and its President.

From January 2002 to the present, Mr. Chauhan has been involved in with Australian Power and Energy Limited, Salem Hotels and Resorts Limited and International Healing Company Limited as a consult. His responsibilities have included: (i) development and implementation of business plans; (ii) structuring of mergers and acquisitions; (iii) management of organizational and operational strategies; and (iv) financial modeling, budgets and fund raising activities.

From November 1999 through December 2001, Mr. Chauhan was the Commercial and Finance Manager for the United Kingdom and German territories for Habitat UK and Germany.


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In addition to the above experiences,  Mr. Chauhan has been instrumental in many start up operations, and has held Directorships and senior positions in organizations such as Wimpey Leisure the largest leisure and home builder in the world where he was Finance and Commercial Director, Renault UK as a management controller, Atlantis Energy Switzerland as a consultant, Caterpillar in France, Spain and Germany, and the Burton Group in UK and mainland Europe where he was
involved  in  cross  border  trading   development  and  reorganization  of  the
international business.

Mr. Chauhan has extensive knowledge of finance, accounting, tax and business development and restructuring in many countries including Russia where he was Commercial Director for Radisson Hotels and Americom Business Centres JV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies Inc.

Date: February 12, 2004

/s/ Harry Chauhan
----------------------------
Mr. Harry Chauhan, President